     As filed with the Securities and Exchange Commission on June 9, 1999
                                                     Registration No. 333-
================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                ---------------

                           FRONTIER OIL CORPORATION
            (Exact name of registrant as specified in its charter)

                                  WYOMING                                               74-1895085
       (State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)



                       10000 MEMORIAL DRIVE, SUITE 600                                JULIE H. EDWARDS
                          HOUSTON, TEXAS 77024-3411                               CHIEF FINANCIAL OFFICER
                                (713) 688-9600                                10000 MEMORIAL DRIVE, SUITE 600
      (Address, including zip code, and telephone number, including area         HOUSTON, TEXAS 77024-3411
              code, of registrant's principal executive offices)                       (713) 688-9600
                                                                   (Name, address, including zip code, and telephone number,
                                                                           including area code, of agent for service)

                                ---------------
                                  Copies to:
                            CHRISTOPHER S. COLLINS
                            ANDREWS & KURTH L.L.P.
                         4200 CHASE TOWER, 600 TRAVIS
                             HOUSTON, TEXAS 77002
                                (713) 220-4200
                                ---------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
                                ---------------
     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         (SEE CALCULATION TABLE AND FOOTNOTES ON FOLLOWING PAGE)

                                ---------------

================================================================================

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                            Proposed Maximum
                                                                 Aggregate              Amount of
   Title of Each Class of Securities to be Registered       Offering Price (1)(2)     Registration Fee
------------------------------------------------------------------------------------------------------
Senior Debt Securities of Frontier Oil Corporation (3)...
------------------------------------------------------------------------------------------------------
Subordinated Debt Securities of Frontier (3).............
------------------------------------------------------------------------------------------------------
Common Stock of Frontier (4) (5).........................
------------------------------------------------------------------------------------------------------
Preferred Stock of Frontier (6)..........................
------------------------------------------------------------------------------------------------------
       Total.............................................            $250,000,000            $69,500
======================================================================================================

(1) The proposed maximum offering price per unit will be determined by Frontier from time to time in connection with its issuance of the securities registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $250,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) An indeterminate principal amount of Senior Debt Securities or Subordinated Debt Securities of Frontier as may be sold from time to time are being registered hereunder. If any Senior Debt Securities or Subordinated Debt Securities of Frontier are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the dollar amount of any securities previously issued hereunder.

(4) An indeterminate number of shares of Common Stock of Frontier as may be sold from time to time are being registered hereunder.

(5) Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion or exchange for any Debt Securities or Preferred Stock, that provide for conversion or exchange into Common Stock. No separate consideration will be received for the Common Stock issuable upon conversion of or in exchange for such securities.

(6) An indeterminate number of shares of Preferred Stock of Frontier as may be sold from time to time are being registered hereunder.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ The information in this Prospectus is not complete and may be changed. We + + may not sell these securities until the registration statement filed with + + the Securities and Exchange Commission is effective. This Prospectus is not + + an offer to sell these securities and it is not soliciting and offer to buy + + these securities in any state where the offer or sale is not permitted. We +
+ may not use this Prospectus to sell securities unless we also give           +
+ prospective investors a Prospectus Supplement.                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   Subject to Completion, Dated June 9, 1999

PROSPECTUS

                                 $250,000,000

                           FRONTIER OIL CORPORATION

                            SENIOR DEBT SECURITIES
                         SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                 COMMON STOCK

                                ---------------

     We may offer from time to time (1) unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series, (2) shares of preferred stock and (3) shares of common stock.

     The aggregate initial offering price of the securities that we offer will not exceed $250,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

     We will provide the specific terms of the securities in supplements to this Prospectus. You should read this Prospectus and the Prospectus Supplement(s) carefully before you invest in any of our securities. This Prospectus may not be used to consummate sales of our securities unless it is accompanied by a Prospectus Supplement.

     Our common stock is listed for trading on the New York Stock Exchange under the symbol "FTO."

                                ---------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3.

                                ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



             The date of this Prospectus is               , 1999.

                               TABLE OF CONTENTS


Where You Can Find More Information......................................  1

Incorporation of Certain Documents by Reference..........................  1

Forward-Looking Statements...............................................  2

Frontier Oil Corporation.................................................  3

Risk Factors.............................................................  3

Use of Proceeds..........................................................  4

Ratios of Earnings to Fixed Charges......................................  4

Description of Debt Securities...........................................  5

Description of Equity Securities......................................... 10

Plan of Distribution..................................................... 12

Legal Matters............................................................ 12

Experts.................................................................. 13

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC:
7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Such material also may be accessed electronically by means of the SEC's home page on the internet at http://www.sec.gov. Our common stock is listed for trading on the New York Stock Exchange under the trading symbol "FTO," and reports, proxy statements and other information concerning us may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. You may also obtain information on our company at our home page on the internet at http://www.frontieroil.com.

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to these securities. This Prospectus does not contain all of the information in the registration statement. For further information on us and these securities, you should read the registration statement and the exhibits attached to the registration statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which we have previously filed with the SEC pursuant to the Exchange Act are incorporated into this Prospectus by reference:

1.   Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998;
     and

2.   Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     We will provide without charge to each person, including any beneficial owner of a security, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Frontier Oil Corporation, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411,
Attention:  Secretary (telephone: (713) 688-9600).

                          FORWARD-LOOKING STATEMENTS

     Statements in this Prospectus and the accompanying Prospectus Supplement (including the documents incorporated by reference herein) concerning us which are (1) projections of revenues, earnings, earnings per share, capital expenditures or other financial items, (2) statements of plans and objectives for future operations, including acquisitions, (3) statements of future economic performance, or (4) statements of assumptions or estimates underlying or supporting the foregoing are forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. The ultimate accuracy of forward-looking statements is subject to a wide range of business risks and changes in circumstances, and actual results and outcomes often differ from expectations.

     Important factors that could cause our actual results to differ materially from estimates or projections contained in forward-looking statements include, among others:

     . the timing and extent of changes in commodity prices and underlying demand and availability of crude oil and other refinery feedstocks, refined products, and natural gas;

     .    actions of our customers and competitors;

     . changes in the cost or availability of pipelines and other means of transporting feedstocks and products;

     . state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond our control;

     .    execution of planned capital projects;

     . weather conditions affecting our operations or the areas in which our products are marketed;

     .    political developments in foreign countries;

     . the conditions of the capital markets and equity markets during the periods covered by the forward-looking statements;

     .    earthquakes or other natural disasters affecting operations;

     . adverse rulings, judgments or settlements in litigation or other legal matters, including unexpected environmental remediation costs in excess of any reserves; and

     .    adverse changes in the credit ratings assigned to our trade credit.

For more information, see our Form 10-K for the year ended December 31, 1998 and Form 10-Q for the quarter ended March 31, 1999.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Prospectus or to reflect the occurrence of unanticipated events.

                           FRONTIER OIL CORPORATION

     We are an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products, primarily in the Rocky Mountain region of the United States. We operate a complex refinery (generally referred to as the "Cheyenne Refinery") in Cheyenne, Wyoming with a permitted crude oil capacity of 41,000 barrels per day (bpd).

     We market refined products primarily in eastern Colorado (including the Denver metropolitan area) and eastern Wyoming, or the "Eastern Slope area" of the Rocky Mountain region. We also market refined products in western Nebraska and, through exchange agreements with other refiners, in the Dakotas and Utah. Accordingly, of the fifteen crude oil refineries in the Rocky Mountain region, we only consider the four other refineries (two in Denver and two in Wyoming) located within the Eastern Slope area to be our direct competitors, although additional competition comes from refineries outside the Eastern Slope area that supply refined products to the area via pipeline.

     We were incorporated in Wyoming. Our principal executive offices are located at 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411, (telephone: (713) 688-9600).

                                 RISK FACTORS

     The securities to be offered by this Prospectus may involve a high degree of risk. Such risks will be set forth in the Prospectus Supplement relating to
such security.   In addition, certain risk factors, if any, relating to our business will be set forth in the Prospectus Supplement.

                                USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, we will use the net proceeds received by us from the sale of the securities offered by this Prospectus to finance acquisitions, refinance certain existing indebtedness and for general corporate purposes. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

                      RATIOS OF EARNINGS TO FIXED CHARGES

                                      THREE MONTHS      Year Ended December 31,
                                         ENDED         ------------------------
                                    MARCH 31, 1999(1)  1998 1997 1996 1995 1994
                                    -----------------  ---- ---- ---- ---- ----

Ratio of Earning to Fixed Charges          (2)         3.3   1.5  (2)  (2)  1.1


Ratio of Earnings to Combined
   Fixed Charges and Preferred
   Stock Dividend Requirements(3)          (2)         3.3   1.5  (2)  (2)  1.1


(1) Because of the seasonal nature of our business, the ratio for the three-month period may not necessarily be indicative of the ratio that will result for the full year 1999.

(2) Earnings during the three months ended March 31, 1999 and the years 1996 and 1995 were insufficient to cover fixed charges by $4.8 million, $11.6 million and $19.3 million, respectively.

(3) The ratio of earnings to combined fixed charges and preferred stock dividend requirements for the periods presented is the same as the ratio of earnings to fixed charges since we have no outstanding preferred stock and, therefore, no dividend requirements.

     For purposes of calculating these ratios: (1) "fixed charges" consist of interest expense (whether expensed or capitalized), amortization of debt discount and issuance costs and the portion of rental expense estimated to be equivalent to interest; and (2) "earnings" represent earnings before income taxes and extraordinary loss on extinguishments of debt plus fixed charges, excluding capitalized interest.

                        DESCRIPTION OF DEBT SECURITIES

     Any debt securities we offer under our Prospectus Supplement ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either senior Debt Securities or subordinated Debt Securities. The Debt Securities will be issued under one or more separate indentures between us and a banking or financial institution, as Trustee. Senior Debt Securities will be issued under a "Senior Indenture" and subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

     We have summarized selected provisions of the Indentures below. The summary is not complete.

GENERAL

     The Debt Securities will be our direct, unsecured obligations. The senior Debt Securities will rank equally with all of our other senior and unsubordinated debt. The subordinated Debt Securities will have a junior position to all of our senior debt.

     We conduct a substantial part of our operations through our subsidiaries. To the extent of such operations, holders of Debt Securities will have a position junior to the prior claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal of and premium, if any, and interest on any Debt Securities is, to a large extent, dependent upon the payment to us of dividends, interest or other charges by our subsidiaries.

     A Prospectus Supplement and an Indenture relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

 .    The title and type of the Debt Securities;

 .    The total principal amount of the Debt Securities;

 .    The percentage of the principal amount at which the Debt Securities will be issued and any payments due if the maturity of the Debt Securities is accelerated;

 .    The dates on which the principal of the Debt Securities will be payable;

 .    The interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

 .    Any optional redemption periods;

 .    Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the Debt Securities;

 .    Any provisions granting special rights to holders when a specified event occurs;

 .    Any changes to or additional events of default or covenants;

 .    Any special tax implications of the Debt Securities, including provisions for original issue discount securities, if offered; and

 .    Any other terms of the Debt Securities.

     None of the Indentures will limit the amount of Debt Securities that may be issued. Each Indenture will allow Debt Securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

     Debt Securities of a series may be issued in registered, coupon or global form.

DENOMINATIONS

     The Prospectus Supplement for each issuance of Debt Securities will state that the securities will be issued in registered form of $1,000 each or multiples thereof.

SUBORDINATION

     Under a Subordinated Indenture, payment of the principal, interest and any premium on the subordinated Debt Securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated Debt Securities may be made in the event:

 .    of any insolvency, bankruptcy or similar proceeding involving us or our property, or

 .    we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     The Subordinated Indenture will not limit the amount of senior debt that we may incur.

     "Senior debt" includes all notes or other unsecured evidences of indebtedness, including guarantees given by us, for money borrowed by us, not expressed to be subordinate or junior in right of payment to any of our other indebtedness.

CONSOLIDATION, MERGER OR SALE

     Each Indenture generally will permit a consolidation or merger between us and another corporation. They also will permit the sale by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation shall assume all of our responsibilities and liabilities under the Indentures, including the payment of all amounts due on the Debt Securities and performance of the covenants in the Indentures. However, we will consolidate or merge with or into any other corporation or sell all or substantially all of our assets only according to the terms and conditions of the Indentures. The remaining or acquiring corporation will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures. Thereafter, the successor corporation may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under any Indenture and under the Debt Securities.

MODIFICATION OF INDENTURES

     Each Indenture will provide that our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

EVENTS OF DEFAULT

     "Event of Default," when used in an Indenture, will mean any of the following:

 .    failure to pay the principal of or any premium on any Debt Security when due;

 .    failure to deposit any sinking fund payment when due;

 .    failure to pay interest on any Debt Security for 30 days;

 .    failure to perform any other covenant in the Indenture that continues for
     90 days after being given written notice;

 .    certain events in bankruptcy, insolvency or reorganization of us; or

 .    any other Event of Default included in any Indenture or supplemental indenture.

     An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under an Indenture. The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

     If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of a specified percentage in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage the aggregate principal amount of the Debt Securities of that series can void the declaration.

     Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under any Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities.

COVENANTS

     Under the Indentures, we will:

 .    pay the principal of, and interest and any premium on, the Debt Securities when due;

 .    maintain a place of payment;

 .    deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

 .    deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

PAYMENT AND TRANSFER

     Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indentures or any Prospectus Supplement. Debt Securities payments in other forms will be paid at a place designated by us and specified in a Prospectus Supplement.

     Fully registered securities may be transferred or exchanged at the corporation trust office of the Trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

GLOBAL SECURITIES

     Certain series of the Debt Securities may be issued as permanent global Debt Securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the Prospectus Supplement, the following is a summary of the depository arrangements applicable to Debt Securities issued in permanent global form and for which The Depositary Trust Company ("DTC") acts as depositary (the "Global Debt Securities").

     Each Global Debt Security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, Global Debt Securities are not exchangeable for definitive certificated Debt Securities.

     Ownership of beneficial interests in a Global Debt Security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a Global Debt Security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a Global Debt Security. Ownership of beneficial interests in a Global Debt Security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the Debt Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statement of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Debt Security.

     Payment of principal of, and interest on, Debt Securities represented by a Global Debt Security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Debt Security representing the Debt Securities. We have been advised by DTC that upon receipt of any payment of principal of, or interest on, a Global Debt Security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Debt Security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Debt Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent Global Debt Security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

     A Global Debt Security is exchangeable for definitive Debt Securities registered in the name of, and a transfer of a Global Debt Security may be registered to, any person other than DTC or its nominee, only if:

 .    DTC notifies us that it is unwilling or unable to continue as depositary for that Global Debt Security or at any time DTC ceases to be registered under the Exchange Act;

 .    we determine in our discretion that the Global Debt Security shall be exchangeable for definitive Debt Securities in registered form; or

 .    there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default under the Debt Securities.

     Any Global Debt Security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Debt Security, in denominations of $1,000 and integral multiples thereof. The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Debt Security.

     Except as provided above, owners of the beneficial interests in a Global Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of Debt Securities for any purpose under the Indentures. No Global Debt Security shall be exchangeable except for another Global Debt Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Debt Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Debt Security or the Indentures.

     We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a Global Debt Security desires to give or take any action that a holder is entitled to give or take under the Debt Securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

DEFEASANCE

     We will be discharged from our obligations on the Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of the series. If this happens, the holders of the Debt Securities of the series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities.

     Under Federal income tax law as of the date of this Prospectus, a discharge may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Debt Securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the Federal income tax law.

MEETINGS

     Each Indenture contains provisions describing how meetings of the holders of Debt Securities of a series may be convened. A notice of the meeting must always be given in the manner described under "--Notices" below. Generally speaking, except for any consent that must be given by all holders of a series as described under "--Modification of Indentures" above, any resolution presented at a meeting of the holders of a series of Debt Securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series, unless the Indenture allows the action to be voted upon to be taken with the approval of the holders of a different specific percentage of principal amount of outstanding Debt Securities of a series. In that case, the holders of outstanding Debt Securities of at least the specified percentage must vote in favor of the action. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series in accordance with the applicable Indenture will be binding on all holders of Debt Securities of that series and any related coupons, unless, as discussed in "--Modification of Indentures" above, the action is only effective against holders that have approved it. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding Debt Securities of a series.

GOVERNING LAW

     Each Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

NOTICES

     Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they appear in the security register for such Debt Securities.

NO PERSONAL LIABILITY OF OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS

     No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the Debt Securities by reason of his, her or its status as such.

                       DESCRIPTION OF EQUITY SECURITIES

COMMON STOCK

     Our Certificate of Incorporation, as amended, currently authorizes us to issue up to 50,000,000 shares of common stock and up to 500,000 shares of preferred stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. There are no redemption provisions with respect to any shares of common stock. All of the outstanding shares of common stock are, and the common stock offered by this Prospectus will be, upon issuance against full payment of the purchase price therefor, fully paid and nonassessable. As of April 23, 1999 there were issued and outstanding 27,281,124 shares of common stock. As of that date, we also had 2,000,000 shares of common stock reserved for issuance under our 1999 Stock Plan.

     The transfer agent and registrar for our common stock is Harris Trust and Savings Bank (Chicago, Illinois). The common stock is listed on the New York Stock Exchange under the symbol "FTO."

PREFERRED STOCK

     We may issue shares of our preferred stock in one or more series. We will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale.

     Our Certificate of Incorporation authorizes us to issue preferred stock, in one or more series, without stockholder action. We can issue up to 500,000 shares of preferred stock, and our board of directors can determine the number of shares of each series, and the rights, preferences and limitations of each series. We may also amend our Certificate of Incorporation to increase the number of authorized shares of preferred stock in a manner permitted by our Certificate of Incorporation and the Wyoming General Corporation Law. As of the date of this Prospectus, we have no shares of preferred stock outstanding.

     The particular terms of any series of preferred stock being offered by us under this shelf registration will be described in the Prospectus Supplement relating to that series of preferred stock. Those terms may include:

 .    the number of shares of the series of preferred stock being offered;

 .    the title and liquidation preference per share of that series of the preferred stock;

 .    the purchase price of the preferred stock;

 .    the dividend rate (or method for determining such rate);

 .    the dates on which dividends will be paid;

 .    whether dividends on that series of preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

 .    any redemption or sinking fund provisions applicable to that series of preferred stock;

 .    any conversion provisions applicable to that series of preferred stock;

 .    voting rights of the preferred stock;

 .    whether we have elected to offer Depositary Shares with respect to that series of preferred stock; or

 .    any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to that series of preferred stock.

     The terms of any series of preferred stock being offered will be disclosed in the Prospectus Supplement relating to that series of preferred stock. You should refer to the Certificate of Designations relating to the series of the preferred stock for the complete terms of that preferred stock. That Certificate of Designations for any series of preferred stock will be filed with the SEC promptly after the offering of that series of preferred stock.

     The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement, in the event we liquidate, dissolve or wind-up our business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of the preferred stock we may issue in the future.

                             PLAN OF DISTRIBUTION

     We may sell the securities through agents; through underwriters or dealers; or directly to one or more purchasers.

BY AGENTS

     Securities may be sold through agents designated by us. The agents agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

BY UNDERWRITERS

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

DIRECT SALES

     We may also sell these securities directly. In this case, no underwriters or agents would be involved.

GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a Prospectus Supplement.

     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

                                 LEGAL MATTERS

     The validity of the securities will be passed upon for us by Andrews & Kurth L.L.P., Houston, Texas. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related Prospectus Supplement.

                                    EXPERTS

     The financial statements incorporated by reference in this Prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee...    $ 69,500

Blue Sky expenses, including legal fees...............       4,000

Printing and engraving expenses.......................     150,000

Legal fees and expenses...............................      50,000

Trustee fees and expenses.............................      10,000

Rating agency fees....................................      10,000

Accounting fees and expenses..........................     100,000

Miscellaneous.........................................       7,000
                                                          --------
  Total...............................................    $400,500
                                                          ========
-------------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 17-16-850 through 17-16-859 of the Wyoming Business Corporation Act provide that a corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against judgments, settlements, penalties, fines, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses, including counsel fees, incurred in respect to such action, suit or proceeding if he conducted himself in good faith and reasonably believed that his conduct was in or at least not opposed to the corporation's best interests and, with respect to any criminal action, suit or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     Article Eight of our Articles of Incorporation, as amended, provides for the indemnification of our directors, officers, employees and agents. Specifically, said Article Eight provides in part that:

          The corporation shall indemnify, in the manner and to the full extent authorized by law (as now in effect or later amended), any person who was, is or may be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, proceeding or investigation, and judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, proceeding or investigation by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Our Bylaws also contain indemnification provisions which substantially conform to Article Eight of our Articles of Incorporation, as amended.

     We maintain Directors and Officers' Liability Insurance and have entered into indemnification agreements with our directors and certain of our officers.

ITEM 16.  EXHIBITS
EXHIBIT NO.                                                 EXHIBIT
-----------                                                 -------

    1.1             --Form of Debt Securities Underwriting Agreement*

    1.2             --Form of Equity Securities Underwriting Agreement*

    4.1             --Articles of Domestication of Frontier Oil Corporation, as amended (filed as Exhibit 2.3 to
                      Registration Statement No. 2-62518 and Exhibit 2.2 to Registration Statement No. 2-69149).

    4.2             --Articles of Amendment to the Restated Articles of Incorporation of Frontier Oil
                      Corporation (filed as Exhibit 3.2 to Registration Statement No. 333-47745 dated May 4, 1998).

    4.3             --Fourth Restated By-Laws of Frontier Oil Corporation as amended through February 20, 1992
                      (filed as Exhibit 3.2 to Form 10-K dated December 31, 1992).

    4.4             --Indenture dated as of February 9, 1998 between Frontier Oil Corporation and Chase Bank of Texas, National Association, as Trustee relating to our 9-1/8% Senior Notes due 2006
                      (filed as Exhibit 4.8 to Registration Statement No. 333-47745 dated May 4, 1998).

    4.5             --Form of Senior Indenture (including form of Senior Debt Security)*

    4.6             --Form of Subordinated Indenture (including form of Subordinated Debt Security)*

    5.1             --Opinion of Andrews & Kurth L.L.P. as to the legality of the Securities*

    8.1             --Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters*

   12.1             --Computation of Ratio of Earnings to Fixed Charges

   23.1             --Consent of Arthur Andersen LLP

   23.2             --Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)*

   24.1             --Power of Attorney (included on signature page)

   25.1             --Form T-1 Statement of Eligibility of Trustee for the Senior Debt Securities*

   25.2             --Form T-1 Statement of Eligibility of Trustee for the Subordinated Debt Securities*

* To be filed as an exhibit to our Current Report on Form 8-K in connection with a specific offering.

ITEM 17.  UNDERTAKINGS

     A.   We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

              (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. We hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     D. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described in Item 15 above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 8, 1999.

                                      FRONTIER OIL CORPORATION

                                      By: /s/ Julie H. Edwards
                                          ------------------------------
                                          Julie H. Edwards
                                          Senior Vice President--Finance
                                          and Chief Financial Officer

     Each of the undersigned officers and directors of Frontier Oil Corporation (the "Company") hereby constitutes and appoints James R. Gibbs and Julie H. Edwards, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.

           SIGNATURE                               TITLE                        DATE
           ---------                               -----                        ----

/s/ James R. Gibbs                   Chairman of the Board, President,      June 8, 1999
----------------------------------   Chief Executive Officer and Director
(James R. Gibbs)                     (Principal Executive Officer)


/s/ Julie H. Edwards                 Senior Vice President--Finance         June 8, 1999
----------------------------------   and Chief Financial Officer
(Julie H. Edwards)                   (Principal Financial Officer)


/s/ Jon D. Galvin                    Vice President--Controller             June 8, 1999
----------------------------------   (Principal Accounting Officer)
(Jon D. Galvin)

                                     Director                               June 8, 1999
----------------------------------
(Douglas Y. Bech)


/s/ G. Clyde Buck                    Director                               June 8, 1999
----------------------------------
(G. Clyde Buck)


/s/ Paul B. Loyd, Jr.                Director                               June 8, 1999
----------------------------------
(Paul B. Loyd, Jr.)

/s/ Derek A. Price                   Director                               June 8, 1999
----------------------------------
(Derek A. Price)

/s/ Carl W. Schafer                  Director                               June 8, 1999
----------------------------------
(Carl W. Schafer)

                               LIST OF EXHIBITS

EXHIBIT NO.                                                 EXHIBIT
-----------                                                 -------

    1.1              --Form of Debt Securities Underwriting Agreement*

    1.2              --Form of Equity Securities Underwriting Agreement*

    4.1              --Articles of Domestication of Frontier Oil Corporation, as amended (filed as Exhibit 2.3 to
                       Registration Statement No. 2-62518 and Exhibit 2.2 to Registration Statement No. 2-69149).

    4.2              --Articles of Amendment to the Restated Articles of Incorporation of Frontier Oil
                       Corporation (filed as Exhibit 3.2 to Registration Statement No. 333-47745 dated May 4, 1998).

    4.3              --Fourth Restated By-Laws of Frontier Oil Corporation as amended through February 20, 1992
                       (filed as Exhibit 3.2 to Form 10-K dated December 31, 1992).

    4.4              --Indenture dated as of February 9, 1998 between Frontier Oil Corporation and Chase Bank of Texas, National Association, as Trustee relating to our 9-1/8% Senior Notes due 2006
                       (filed as Exhibit 4.8 to Registration Statement No. 333-47745 dated May 4, 1998).

    4.5              --Form of Senior Indenture (including form of Senior Debt Security)*

    4.6              --Form of Subordinated Indenture (including form of Subordinated Debt Security)*

    5.1              --Opinion of Andrews & Kurth L.L.P. as to the legality of the Securities*

    8.1              --Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters*

   12.1              --Computation of Ratio of Earnings to Fixed Charges

   23.1              --Consent of Arthur Andersen LLP

   23.2              --Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1)*

   24.1              --Power of Attorney (included on signature page)

   25.1              --Form T-1 Statement of Eligibility of Trustee for the Senior Debt Securities*

   25.2              --Form T-1 Statement of Eligibility of Trustee for the Subordinated Debt Securities*

*  To be filed as an exhibit to our Current Report on Form 8-K in connection with a specific offering.